Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AVG Technologies N.V.

Amsterdam, The Netherlands

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 5, 2013, relating to the consolidated financial statements of AVG Technologies N.V. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2013.

BDO Audit & Assurance B.V.

On behalf of it,

/s/ J.A. de Rooij RA

J.A. de Rooij RA

Amstelveen, The Netherlands

November 4, 2014